NEWS
FOR IMMEDIATE RELEASE	CONTACT:	John E. Peck President and CEO (270) 885-1171

HOPFED BANCORP, INC. REPORTS FIRST QUARTER RESULTS

HOPKINSVILLE, Ky. (May 4, 2011) – HopFed Bancorp, Inc. (NASDAQ: HFBC), (the “Company”) today reported results for the three month period ended March 31, 2011. For the three month period ended March 31, 2011, the Company incurred a net loss attributable to common shareholders of $2,098,000, or $0.29 per share basic and diluted, compared to net income available to common shareholders of $1,606,000, or $0.44 per share basic and diluted, for the three month period ended March 31, 2010. The Company’s results of operations for the three month period ended March 31, 2011, were adversely impacted by a $4.5 million provision for loan loss expense.

Commenting on the first quarter results, John E. Peck, President and Chief Executive Officer, said, “The Company incurred a significant provision for loan loss expense during the quarter. The provision expense was necessary and appropriate due to a recent decline in economic activity in our markets. This decline is believed to have been precipitated by a number of factors, including higher mortgage rates and gas prices which have reduced both the demand for single family housing and the market value for development properties. Higher gas prices have also reduced disposable income and are expected to limit future consumer spending. In addition to these national economic factors, our region also has experienced significant natural disasters for a third consecutive year. We anticipate that recent flooding may limit grain production in 2011, while local manufacturers have been hurt by recent tornadoes in our area. Events in Japan have affected local automobile part manufactures, as some have seen a reduction in the demand for their products from Japanese customers. While we regret that an additional provision expense is necessary, we remain committed to ensuring that our Company operates in a conservative yet prudent manner.”

Mr. Peck continued, “Despite the challenges our Company and its customers continue to face, the Company’s level of non-accrual loans at March 31, 2011, were at acceptable levels. Management remains focused on asset quality and the efficient liquidation of non-performing assets. We continue to focus on growing core deposits, selectively allowing higher costing deposits to either re-price or leave the bank.”

Mr. Peck concluded, “Beginning in July 2011, the Company’s regulator, the Office of Thrift Supervision (“OTS”), will be merged into the Office of the Comptroller of the Currency (“OCC”). At that time, Heritage Bank (the “Bank”), our thrift subsidiary, will be regulated by the OCC and our Company will be regulated by the Federal Reserve Board. As discussed in the Asset Quality section of the Company’s most recent Annual Report on Form 10-K, the Company’s management continues to prepare for the regulatory transition as we anticipate that the two agencies may vary on how they interpret specific regulations and may have a different regulatory focus.”

Financial Highlights

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For the three month period ended March 31, 2011, the Company’s cost of all deposits declined to 1.88%, as compared to 2.27% for the three months ended March 31, 2010, and 1.92% for the three month period ended December 31, 2010.

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At March 31, 2011, the Bank’s Tier 1 Capital ratio and Total Risk Based Capital ratio were 9.28% and 16.38%, respectively. At March 31, 2011, the Company’s consolidated Tier 1 Capital Ratio and Total Risk Based Capital Ratio were 10.94% and 19.27%, respectively.

•

At March 31, 2011, the Company’s allowance for loan loss account was $13.9 million, or 2.34% of gross loans. At December 31, 2010, the Company’s allowance for loan loss account was $9.8 million, or 1.61% of gross loans. At March 31, 2011, the Company’s allowance for loan loss account equals 228.96% of non-accrual loans, as compared to 195.35% at December 31, 2010.

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HFBC Reports First Quarter Results

May 4, 2011

Asset Quality

At March 31, 2011, non-performing loans totaled $6.1 million, or 1.02% of total loans, as compared to $5.0 million, or 0.82% of total loans at December 31, 2010. At March 31, 2011, non-performing assets totaled $15.1 million, or 1.41% of total assets, compared to $14.8 million, or 1.37% of total assets at December 31, 2010. At March 31, 2011, the Company’s allowance for loan loss balance was $13.9 million as compared to $9.8 million at December 31, 2010. The Company’s allowance for loan loss account equaled approximately 228.96% of the Company’s non-accrual loans and 2.34% of total loans outstanding at March 31, 2011.

The Company’s specific reserve for impaired loans increased to $6.6 million at March 31, 2011, as compared to $4.3 million at December 31, 2010. Despite the financial strain of a prolonged recession, the majority of our customers continues to pay as agreed, and they appear to have the ability to meet their obligations. In management’s opinion, customers that have withstood more than two years of a recession are more likely to remain viable. For the three month period ended March 31, 2011, the Company’s net charge-offs totaled $405,000, an annualized rate of 0.27% of average loans.

Net Interest Income

For the three month period ended March 31, 2011, the Company’s net interest income was $6.8 million, compared to $7.2 million for the three month period ended March 31, 2010, and $7.3 million for the three month period ended December 31, 2010. Weak loan demand and declining investment alternatives continue to weigh on the Company’s net interest margin. Given the narrowing spreads between deposits and investments, the Company has chosen to reduce its exposure to Federal Home Loan Bank advances and brokered deposits.

For the three month period ended March 31, 2011, the Company’s net interest margin was 2.94%, as compared to 3.19% for the three month period ended March 31, 2010, and 3.07% for the three month period ended December 31, 2010. Management anticipates that the growth in interest bearing liabilities will be sluggish through the first half of 2011 as we continue to emphasize reducing our cost of funds.

Non-interest Income

Non-interest income for the three month period ended March 31, 2011, was $2.4 million, compared to $2.3 million for the three month period ended March 31, 2010, and $3.6 million for the three month period ended December 31, 2010. The increase in non-interest income for the period March 31, 2011, as compared to March 31, 2010, was largely the result of a $220,000 increase in gains on the sale of investments. During the same periods, the increase in non-interest income was partially offset by a $129,000 decline in service charge income. For the three month periods ended March 31, 2011, December 31, 2010, and March 31, 2010, service charge income was $856,000, $948,000 and $985,000 respectively. For the three month period ended March 31, 2011, March 31, 2010, and December 31, 2010, the Company earned $72,000, $84,000 and $199,000 in mortgage origination revenue, respectively.

Non-interest Expense

For the three month period ended March 31, 2011, non-interest expenses increased to $7.4 million as compared to $6.3 million for the same period in 2010. The most significant increases in non-interest expenses were in costs associated with losses incurred on the sale and write downs on other real estate owned, losses on the sale and retirement of fixed assets and increases in compensation and deposit insurance expenses. The increase in compensation expense was the result of additional staffing due to increased regulatory compliance needs and was not a seasonal trend.

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HFBC Reports First Quarter Results

May 4, 2011

Balance Sheet

Total assets were $1.07 billion at March 31, 2011, a decrease of $8.5 million as compared to December 31, 2010. During the first quarter of 2011, the Company’s deposits grew by $4.0 million despite a $4.0 million decline in brokered deposits. At March 31, 2011, Federal Home Loan Bank advances declined to $70.9 million as compared to $81.9 million at December 31, 2010. The decline in brokered deposits and FHLB advances were primary the result of a lack of loan demand and relatively modest investment options. For the three month period ended March 31, 2011, gross loans declined by approximately $15.4 million, to $594.7 million. The Company’s focus will remain on core deposit growth, reducing our cost of funds, and reducing our balances in other assets owned through the sale of collateral.

The Company

HopFed Bancorp, Inc. is the holding company for Heritage Bank headquartered in Hopkinsville, Kentucky. The Bank has eighteen offices in western Kentucky and middle Tennessee in addition to its subsidiaries, Fall & Fall Insurance of Fulton, Kentucky, Heritage Solutions of Murray, Kentucky, Hopkinsville, Kentucky, Kingston Springs, Tennessee and Pleasant View, Tennessee, and Heritage Mortgage Services of Clarksville, Tennessee. The Bank offers a broad line of banking and financial products and services with the personalized focus of a community banking organization. More information about HopFed Bancorp and Heritage Bank may be found on its website www.bankwithheritage.com.

Forward-Looking Information

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risk, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company’s operating results, performance or financial condition are competition and the demand for the Company’s products and services, and other factors as set forth in filings with the Securities and Exchange Commission.

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HFBC Reports First Quarter Results

May 4, 2011

HOPFED BANCORP, INC.

Selected Financial Data

(Table amounts in thousands, except percentages and book value per share data)

	Selected Financial Indicators as of:
	March 31, 2011	December 31, 2010
Total assets	$1,074,043	$1,082,591
Loans receivable, gross	594,673	610,045
Securities available for sale	356,117	357,738
Required investment in FHLB stock, at cost	4,378	4,378
Allowance for loan loss	13,944	9,830
Total deposits	833,903	826,929
Total FHLB borrowings	70,933	81,905
Repurchase agreements	44,055	45,110
Stockholders’ equity	108,294	111,444
Book value per share, gross	$12.25	$12.69
Tangible book value per share	$12.15	$12.57
Allowance for loan loss / Gross loans	2.34%	1.61%
Non-performing assets / Total asset	1.41%	1.37%
Non-accrual loans / Total loans	1.02%	0.82%
Year to date net charge off ratio	0.27%	0.78%
Tier 1 Capital—Bank	9.28%	9.37%
Total Risk Based Capital—Bank	16.38%	16.22%
Year to date tax equivalent net yield on interest earning assets	2.94%	3.19%

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports First Quarter Results

May 4, 2011

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	For the Three Month Periods Ended March 31,
	2011	2010
Interest and dividend income:
Loans receivable	$8,482	9,621
Investment in securities, taxable	2,690	2,922
Nontaxable securities available for sale	611	563
Interest-earning deposits	4	—

Total interest and dividend income	11,787	13,106

Interest expense:
Deposits	3,905	4,591
Advances from Federal Home Loan Bank	694	856
Repurchase agreements	205	202
Subordinated debentures	185	183

Total interest expense	4,989	5,832

Net interest income	6,798	7,274
Provision for loan losses	4,518	611

Net interest income after provision for loan losses	2,280	6,663

Non-interest income:
Service charges	856	985
Merchant card income	182	160
Gain on sale of loans	72	84
Gain on sale of securities	721	494
Other than temporary impairment on AFS securities	(14)	—
Income from bank owned life insurance	89	89
Financial services commission	187	197
Other operating income	272	300

Total non-interest income	2,365	2,309

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports First Quarter Results

May 4, 2011

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	For the Three Month Periods Ended March 31,
	2011	2010
Non-interest expenses:
Salaries and benefits	$3,326	3,230
Occupancy expense	788	789
Data processing expense	687	689
State deposit tax	168	157
Intangible amortization expense	81	97
Professional services expense	315	252
Deposit insurance and examination expense	592	381
Advertising expense	279	241
Postage and communications expense	148	135
Supplies expense	96	93
Loss on disposal of fixed assets	138	—
Loss on real estate owned	509	(25)
Expenses related to real estate owned	73	120
Other operating expenses	249	227

Total non-interest expense	7,449	6,386

Income (loss) before income tax expense	(2,804)	2,586
Income tax expense (benefit)	(960)	726

Net income (loss)	(1,844)	1,860

Less:
Dividend on preferred shares	227	227
Accretion dividend on preferred shares	27	27

Net income (loss) available to common stockholders	($2,098)	$1,606

Net income (loss) available to common stockholders
Per share, basic	($0.29)	$0.44

Per share, diluted	($0.29)	$0.44

Dividend per share	$0.08	$0.12

Weighted average shares outstanding—basic	7,318,703	3,649,634

Weighted average shares outstanding—diluted	7,318,703	3,649,634

Share and per share information for March 31, 2010, has been adjusted to reflect a 2% stock dividend paid to shareholders of record on September 30, 2010. The stock dividend was paid on October 18, 2010.

This information is preliminary and based on company data available at the time of the presentation.

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HFBC First Quarter Results

May 4, 2011

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	For the Three Months Ended		Change from Prior Quarter
	3/31/2011	12/31/2010
Interest and dividend income:
Loans receivable	$8,482	9,010	(528)
Investment in securities, taxable	2,690	2,801	(111)
Nontaxable securities available for sale	611	648	(37)
Interest-earning deposits	4	—	4

Total interest and dividend income	11,787	12,459	(672)

Interest expense:
Deposits	3,905	3,979	(74)
Advances from Federal Home Loan Bank	694	792	(98)
Repurchase agreements	205	212	(7)
Subordinated debentures	185	182	3

Total interest expense	4,989	5,165	(176)

Net interest income	6,798	7,294	(496)
Provision for loan losses	4,518	3,169	1,349

Net interest income after provision for loan losses	2,280	4,125	(1,845)

Non-interest income:
Service charges	856	948	(92)
Merchant card income	182	179	3
Mortgage orgination revenue	72	199	(127)
Gain on sale of securities	721	1,718	(997)
Other than temporary impairment charge on AFS securities	(14)	—	(14)
Income from bank owned life insurance	89	81	8
Financial services commission	187	195	(8)
Other operating income	272	292	(20)

Total non-interest income	2,365	3,612	(1,247)

This information is preliminary and based on company data available at the time of the presentation.

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HFBC First Quarter Results

May 4, 2011

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	For the Three Months Ended		Change from Prior Quarter
	3/31/2011	12/31/2010
Non-interest expenses:
Salaries and benefits	$3,326	3,139	187
Occupancy expense	788	807	(19)
Data processing expense	687	706	(19)
State deposit tax	168	162	6
Intangible amortization expense	81	81	0
Professional services expense	315	293	22
Deposit insurance and examination expense	592	560	32
Advertising expense	279	341	(62)
Postage and communications expense	148	131	17
Supplies expense	96	117	(21)
Loss on disposal of assets	138	—	138
Loss on sale of real estate owned	509	35	474
Real estate owned expenses	73	46	27
Other operating expenses	249	286	(37)

Total non-interest expense	7,449	6,704	745

Income (loss) before income tax expense	(2,804)	1,033	(3,837)
Income tax expense (benefit)	(920)	216	(1,136)

Net income (loss)	(1,884)	817	(2,701)

Less:
Dividend on preferred shares	227	232	(5)
Accretion dividend on preferred shares	27	28	(1)

Net income (loss) available to common stockholders	(2,138)	$557	(2,695)

Net income (loss) available to common stockholders
Per share, basic	($0.29)	$0.08	(0.37)

Per share, diluted	($0.29)	$0.08	(0.37)

Dividend per share	$0.08	$0.08

Weighted average shares outstanding—basic	7,318,703	7,315,776

Weighted average shares outstanding—diluted	7,318,703	7,315,776

This information is preliminary and based on company data available at the time of the presentation.

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HFBC First Quarter Results

May 4, 2011

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the three month periods ended March 31, 2011, and March 31, 2010, by $284,000 and $256,000, respectively; for a tax equivalent rate using a cost of funds rate of 2.25% for the three month period ended March 31, 2011, and 2.75% for the three month period ended March 31, 2010. The table adjusts tax-free loan income by $9,000 for three month period ended March 31, 2011, and $17,000 for the three month period ended March 31, 2010, for a tax equivalent rate using the same cost of funds rate:

	Average Balance 3/31/2011	Income and Expense 3/31/2011	Average Rates 3/31/2011	Average Balance 3/31/2010	Income and Expense 3/31/2010	Average Rates 3/31/2010
	(Table Amounts in Thousands, Except Percentages)
Loans	$592,517	8,491	5.73%	$642,615	9,638	6.00%
Investments AFS taxable	297,358	2,690	3.62%	248,453	2,922	4.70%
Investment AFS tax free	67,368	895	5.32%	55,399	819	5.91%
Federal funds	6,771	4	0.24%	—	—	—

Total interest earning assets	964,014	12,080	5.01%	946,467	13,379	5.65%

Other assets	121,659			97,855

Total assets	$1,085,673			$1,044,322

Interest bearing retail deposits	677,548	3,389	2.00%	657,999	4,035	2.45%
Brokered deposits	92,406	516	2.23%	85,254	556	2.61%
FHLB borrowings	76,566	694	3.63%	99,183	856	3.45%
Repurchase agreements	40,631	205	2.02%	38,058	202	2.12%
Subordinated debentures	10,310	185	7.18%	10,310	183	7.10%

Total interest bearing liabilities	897,461	4,989	2.22%	890,804	5,832	2.62%

Non-interest bearing deposits	70,150			66,456
Other liabilities	6,004			4,745
Stockholders’ equity	112,058			82,317

Total liabilities and stockholders’ equity	$1,085,673			$1,044,322

Net change in interest earning assets and interest bearing liabilities		7,091	2.79%		7,547	3.03%

Net yield on interest earning assets		2.94%			3.19%

This information is preliminary and based on company data available at the time of the presentation.

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